EXHIBIT 10.5

First American
  Railways, Inc.

                                                                October 28, 1996

Mr. Raymond Monteleone
3965 North 32 Terrace
Hollywood, FL  33021

Re:  Employment Agreement

Dear Ray,

     This letter will confirm our agreement with you concerning your Employment Agreement dated July 1, 1996, and amended on July 12, 1996, as follows:

         The grant of 7,500 shares of common stock which shares are fully paid, non-assessable and not subject to forfeiture or return to the Company for any reason are hereby increased to 10,800 common shares effective as of July 1, 1996. Further, it is agreed that the price per share of the above 10,800 common shares shall be equal to the then current market price which was $3.50 per share (the same market price as your initial, non-qualified, ten-year stock option to purchase 30,000 shares).

     I hope this clarifies any open items we have with regard to the agreement; however, if you have any further questions, please feel free to contact me.

                                             Sincerely,

                                             /s/ ALLEN C. HARPER
                                             -------------------
                                             Allen C. Harper
                                             Chairman of the Board and
                                             Chief Executive Officer

                                             Agreed To:

                                             ______________________________
                                             Raymond Monteleone

________________________                     Date:_________________________

1360 South Dixie Highway
Coral Gables, Florida 33146
305/667-8871 - Fax: 305/662-5646